UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2006

Tier Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor, Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	571-382-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

As reported previously, Tier Technologies, Inc. ("Tier" or the "Company") is restating it financial results for fiscal years 2002 through 2004 and for the quarters of fiscal years 2004 and 2005. Currently, audits of our restated historical financial statements are underway. Tier is making every effort to help our auditors complete their work as quickly as possible, and will file its restatements when this work is completed.

In the interim Tier issued preliminary unaudited financial results for the fiscal year ended September 30, 2005 and for the quarter ended December 31, 2005. Since our auditors are still reviewing these preliminary unaudited financial results, the results that we are reporting could change significantly. We will provide updates, if significant issues are identified by our auditors that would have a material impact on any preliminary information we have released.

The information furnished shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 sets forth a press release that Tier issued on June 8, 2006, which discloses preliminary unaudited financial results relating to Item 2.2 above. Exhibit 99.1 shall be deemed to be furnished and not issued by the Company on June 8, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tier Technologies, Inc.

June 8, 2006	By:	/s/ David E. Fountain

Name: David E. Fountain
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release titled "Tier Technologies Announces Preliminary Unaudited Financial Results," issued by the Company on June 8, 2006.